                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant Check the appropriate box: / / / / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-12

                            ADVANCED MAGNETICS, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)    Title of each class of securities to which transactions applies:
-------------------------------------------------------------------------------
(2)    Aggregate number of securities to which transactions applies:
-------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
-------------------------------------------------------------------------------
(4)    Proposed maximum aggregate value of transaction:
-------------------------------------------------------------------------------
(5)    Total fee paid:
-------------------------------------------------------------------------------
/ / Fee paid previously with preliminary materials:
-------------------------------------------------------------------------------
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing and registration statement number, or the Form or Schedule and the date of its filing.

(1)      Amount Previously Paid:
-------------------------------------------------------------------------------
(2)      Form, Schedule or Registration Statement No.:
-------------------------------------------------------------------------------
(3)      Filing Party:
-------------------------------------------------------------------------------
(4)      Date Filed:
-------------------------------------------------------------------------------

                                     [LOGO]

                                61 MOONEY STREET
                              CAMBRIDGE, MA 02138
                    TEL: (617)-497-2070 FAX: (617)-547-2445

December 19, 2001

Dear Fellow Stockholders:

    We cordially invite you to attend our Annual Meeting of Stockholders to be held at 10:00 a.m., local time on Tuesday, February 5, 2002 at our offices located at 61 Mooney Street, Cambridge, Massachusetts 02138.

    The enclosed proxy statement explains the agenda for the meeting and voting information and procedures. It also includes information about our board of directors and executive officers. Please read this booklet carefully. Also included with the proxy statement is a copy of our 2001 Annual Report and your proxy card.

    Whether or not you plan to attend the annual meeting, your vote is very important to us. Please promptly fill out, sign, date and return the enclosed proxy card in accordance with the instructions set forth on the card so that you can be sure your shares will be properly voted. This will not limit your right to vote in person or to attend the annual meeting.

Sincerely,

/s/ Jerome Goldstein

Jerome Goldstein
Chairman of the Board, Chief Executive Officer,
President and Treasurer

                            ADVANCED MAGNETICS, INC.
                                61 MOONEY STREET
                         CAMBRIDGE, MASSACHUSETTS 02138

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON FEBRUARY 5, 2002

                            ------------------------

    The Annual Meeting of Stockholders ("Annual Meeting") of Advanced Magnetics, Inc. (the "Company") will be held at the offices of the Company, 61 Mooney Street, Cambridge, Massachusetts 02138 on Tuesday, February 5, 2002 at 10:00 a.m., local time, to consider and act upon the following matters:

1. To elect five members of the Board of Directors to serve until the next annual meeting and until their successors have been elected and qualified; and

2. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Stockholders of record at the close of business on December 11, 2001 are entitled to notice of, and will be entitled to vote at, the Annual Meeting or any adjournment thereof. A list of the stockholders of record entitled to vote shall be available for inspection at the principal office of the Company for ten days prior to the Annual Meeting. The stock transfer books of the Company will remain open between the record date and the date of the Annual Meeting.

                                          By Order of the Board of Directors

                                          MARLENE KAPLAN GOLDSTEIN,

                                          SECRETARY

Cambridge, Massachusetts
December 19, 2001

    WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES. IF YOUR SHARES ARE HELD IN A BANK OR BROKERAGE ACCOUNT, YOU MAY BE ELIGIBLE TO VOTE ELECTRONICALLY OR BY TELEPHONE. PLEASE REFER TO THE ENCLOSED FORM FOR INSTRUCTIONS.

                            ADVANCED MAGNETICS, INC.
                                61 MOONEY STREET
                         CAMBRIDGE, MASSACHUSETTS 02138

                                PROXY STATEMENT

                INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

                         TO BE HELD ON FEBRUARY 5, 2002

THE ANNUAL MEETING

    This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Advanced Magnetics, Inc. (the "Company") for use at the Annual Meeting of Stockholders ("Annual Meeting") to be held at the offices of the Company at 61 Mooney Street, Cambridge, Massachusetts 02138, on Tuesday, February 5, 2002 and at any adjournment of the Annual Meeting. At the Annual Meeting, a proposal to elect Messrs. Sheldon L. Bloch, Jerome Goldstein, Michael D. Loberg, Edward B. Roberts and George M. Whitesides as directors will be subject to a vote of stockholders.

WHO IS ENTITLED TO ATTEND AND VOTE AT THE ANNUAL MEETING?

    December 11, 2001 was the record date for the determination of stockholders entitled to attend and vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder on the record date. The proxy card provided with this proxy statement indicates the number of shares of the Company's Common Stock that you own and are entitled to vote.

WHAT CONSTITUTES A QUORUM AT THE MEETING?

    The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. As of the record date, there were 6,633,895 shares of Common Stock of the Company outstanding. For purposes of determining whether a quorum exists, votes withheld from any nominee, abstentions and broker "non-votes" (described below) are counted as present or represented.

HOW DO I VOTE BY PROXY?

    Your vote is very important to us. Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign and date the enclosed proxy card and return it in the envelope provided. No postage is required if your proxy card is mailed in the United States.

    Where you have specified a choice on the accompanying proxy card with respect to the proposal, your shares will be voted in accordance with your specifications. If you sign the proxy card but do not make specific choices, your shares will be voted in favor of the proposal.

    If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, your shares will be voted in accordance with the judgment of the persons named in your proxy. At present, the Board of Directors knows of no other matters to be presented at the Annual Meeting.

WHAT IF I GET MORE THAN ONE PROXY CARD?

    This means that you have more than one account at the transfer agent and/or with a broker. Your proxy card lists the number of shares you are voting. Please sign and return all proxy cards to be sure that all of your shares are voted.

CAN I VOTE BY TELEPHONE OR ELECTRONICALLY?

    A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible stockholders the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm is participating in ADP's program, your voting form will provide instructions. If your voting form does not reference Internet or telephone information, please complete and return the paper proxy card in the self-addressed, postage paid envelope provided.

HOW DO I VOTE IF MY SHARES ARE HELD BY MY BROKER?

    If your shares are held by your broker in "street name," you will need to instruct your broker how to vote your shares in the manner provided by your broker. Your broker may also offer electronic or telephonic voting, as described above.

WHAT DISCRETION DOES MY BROKER HAVE TO VOTE MY SHARES HELD IN "STREET NAME"?

    New York Stock Exchange rules allow your broker to vote your shares with respect to the election of directors, even if it does not receive instructions from you, so long as your broker holds your shares in its name. There are, however, certain matters with respect to which brokers do not have such discretionary authority. Should such a matter come to a vote at the Annual Meeting, your shares will not be voted on that matter. This is called a broker "non-vote." Such "non-votes" will, however, be counted in determining whether there is a quorum.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

    Yes. You may change your vote at any time before the proxy is exercised by delivery of written notice to the Secretary of the Company "revoking" your earlier vote, submitting to our transfer agent a properly completed and signed proxy card with a later date or voting in person at the Annual Meeting.

HOW DO I VOTE IN PERSON?

    If you plan to attend the Annual Meeting and vote in person, we will give you a ballot or a new proxy card when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on December 11, 2001, the record date for voting.

WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSAL?

    FOR THE ELECTION OF DIRECTORS. Directors are elected by a plurality of the votes cast by stockholders entitled to vote at the Annual Meeting. If you do not vote for a particular nominee, or you withhold authority for one or all nominees, your vote will not count either "for" or "against" the nominee, although it will be counted for purposes of determining whether there is a quorum.

    FOR OTHER MATTERS. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented, and voting, at the Annual Meeting is required for approval of all other matters, if any, to be submitted to stockholders at the Annual Meeting. Abstentions and broker "non-votes" are not considered to have been voted on any matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter. At present, the Board knows of no other matters to be presented for stockholder action at the Annual Meeting.

HOW IS THE COMPANY SOLICITING PROXIES AND COUNTING VOTES?

    All costs of solicitation of proxies will be borne by the Company. In addition, we have retained Georgeson Shareholder to act as a proxy solicitor in connection with the Annual Meeting. We have agreed to pay approximately $10,000, plus reasonable out of pocket expenses, to Georgeson Shareholder for proxy solicitation services. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their out-of-pocket expenses in connection with this.

    Votes will be tabulated by American Stock Transfer and Trust Company as Transfer Agent/ Registrar of the Company.

WHAT MATERIALS SHOULD I BE RECEIVING IN CONNECTION WITH THE MEETING?

    Our Annual Report, including audited financial statements for the fiscal year ended September 30, 2001, is being mailed to you along with the mailing of this proxy statement. This proxy statement and accompanying form of proxy will first be mailed to stockholders on or about December 21, 2001.

                DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

    If you wish to submit proposals to be included in the Company's fiscal year 2002 proxy statement, we must receive them at our principal executive offices not later than August 21, 2002. Proposals must satisfy the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934. The deadline for providing us with timely notice of matters that you otherwise desire to introduce at the Company's next annual meeting of stockholders is November 6, 2002. We may exercise our discretionary voting authority to direct the voting of proxies on any matter submitted for a vote at the next annual meeting of stockholders if notice concerning proposal of such matter was not received prior to November 6, 2002. In order to curtail any controversy as to the date on which a proposal was received by the Company, we suggest that you submit your proposals by certified mail, return receipt requested.

                                STOCK OWNERSHIP

HOW MUCH STOCK DO THE COMPANY'S DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL
  STOCKHOLDERS OWN?

    The following table sets forth information regarding the beneficial ownership of the Company's Common Stock by certain individuals and entities. In general, "beneficial ownership" includes those shares a person or entity has the power to vote or transfer, and stock options that are exercisable currently or within 60 days. As of December 11, 2001, there were 6,633,895 shares of Company Common Stock outstanding. The following table shows, as of December 11, 2001, the amount of Common Stock of the Company beneficially owned by:

    - each person known by the Company to own beneficially more than 5% of the Company's Common Stock;

    - each director;

    - the chief executive officer;

    - each of the three other most highly compensated executive officers of the Company, who were serving as executive officers as of September 30, 2001, whose annual compensation exceeded $100,000 (together with the chief executive officer, the "Executive Officers");

    - a former executive officer of the Company who would have qualified as an Executive Officer but for the fact that such individual was not serving as an executive officer as of September 30, 2001 (together with the Executive Officers, the "Named Officers"); and

    - all directors and Executive Officers of the Company as a group.

                                                     NUMBER OF        PERCENTAGE OF
               NAME AND ADDRESS                        SHARES         COMMON STOCK
            OF BENEFICIAL OWNER(1)               BENEFICIALLY OWNED    OUTSTANDING
-----------------------------------------------  ------------------   -------------
BVF Partners L.P.(2)
  227 West Monroe Street, Suite 4800
  Chicago, Illinois 60606......................       1,048,853            15.8%
Jerome Goldstein(3)(4)(5)......................         672,922            10.1%
Marlene Kaplan Goldstein(3)(4)(6)..............         632,437             9.5%
Dimensional Fund Advisors, Inc.(7)
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401.......................         466,600             7.0%
Edward B. Roberts, Ph.D.(8)....................         106,431             1.6%
George M. Whitesides, Ph.D.(9).................          95,500             1.4%
Leonard M. Baum(10)............................          36,711               *
Mark C. Roessel(11)............................          24,331               *
Michael D. Loberg, Ph.D.(12)...................          23,000               *
Paula M. Jacobs, Ph.D.(13).....................          19,748               *
Jerome M. Lewis, Ph.D.(14).....................          17,880               *
Sheldon L. Bloch(15)...........................          14,200               *
All directors and Executive Officers as a group
  (10 persons)(16).............................       1,003,267            14.7%

------------------------

*   Less than 1%.

(1) Unless otherwise indicated, each stockholder referred to above has sole voting and investment power with respect to the shares listed and the address of each stockholder is: c/o Advanced Magnetics, Inc., 61 Mooney Street, Cambridge, Massachusetts 02138.

(2) Based solely upon a Form 4 for the month of October 2001, filed with the Securities and Exchange Commission, a copy of which was provided to the Company pursuant to SEC rules. BVF Partners L.P. ("Partners") and
    BVF, Inc., an investment advisor to and general partner of Partners, are the beneficial owners of 1,048,853 shares. Partners is the general partner of Biotechnology Value Fund, L.P. ("BVF") and Biotechnology Value Fund II, L.P. ("BVF2") both of which are investment limited partnerships. Partners is also the manager of BVF Investments L.L.C. ("Investments"). BVF, BVF2 and Investments disclaim beneficial ownership of shares beneficially owned by Partners on behalf of certain managed investment accounts. Mark N. Lampert is the sole shareholder and sole director of BVF, Inc., and is an officer of BVF, Inc.

(3) Jerome Goldstein and Marlene Kaplan Goldstein are husband and wife, and each disclaims control or beneficial ownership of shares held by the other.

(4) Includes 46,900 shares held by the Kaplan Goldstein Family Foundation, a charitable foundation whose trustees are Jerome Goldstein, Marlene Kaplan Goldstein and their two adult children.

(5) Includes 45,000 shares issuable to Jerome Goldstein pursuant to options exercisable on or before February 9, 2002.

(6) Includes 2,750 shares issuable to Marlene Kaplan Goldstein pursuant to options exercisable on or before February 9, 2002.

(7) Based solely upon a Schedule 13G filed with the Securities and Exchange Commission on February 2, 2001, Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under the Investment Advisors Act of 1940, is deemed to have beneficial ownership of 466,600 shares as of December 31, 2000, all of which shares are held by investment companies to which it furnishes investment advice and certain other investment vehicles for which it serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(8) Includes 26,500 shares held by Dr. Roberts as co-trustee for his children, 15,500 shares jointly owned with Dr. Roberts' spouse and 28,000 shares issuable to Dr. Roberts pursuant to options exercisable on or before February 9, 2002.

(9) Includes 28,000 shares issuable to Dr. Whitesides pursuant to options exercisable on or before February 9, 2002.

(10) Includes 32,500 shares issuable to Mr. Baum pursuant to options exercisable on or before February 9, 2002. Mr. Baum completed his service as President and Chief Operating Officer on February 1, 2001 and is no longer an executive officer of the Company.

(11) Includes 9,081 shares jointly owned with Mr. Roessel's spouse and 15,250 shares issuable to Mr. Roessel under options exercisable on or before February 9, 2002.

(12) Represents 23,000 shares issuable to Dr. Loberg pursuant to options exercisable on or before February 9, 2002.

(13) Includes 980 shares held by Dr. Jacobs' spouse as custodian for her daughter under the Massachusetts Uniform Gifts to Minors Act and 15,250 shares issuable to Dr. Jacobs pursuant to options exercisable on or before February 9, 2002.

(14) Includes 3,630 shares jointly owned with Dr. Lewis' spouse and 14,250 shares issuable to Dr. Lewis pursuant to options exercisable on or before February 9, 2002.

(15) Represents 13,000 shares jointly owned with Mr. Bloch's spouse and 1,200 shares jointly owned with Mr. Bloch's mother.

(16) Includes 74,380 shares held in family or charitable trusts and custodial accounts for various directors' and officers' children, 44,016 shares owned jointly with spouses or parents of directors and officers, and 193,250 shares issuable under options exercisable on or before February 9, 2002.

                            PROPOSAL TO BE VOTED ON

ELECTION OF DIRECTORS

    You are being asked to vote for five directors at this Annual Meeting. The persons named in the enclosed proxy will vote to elect as directors the five nominees named below, all of whom are now directors of the Company, unless you withhold authority to vote for the election of any or all of the directors by marking the proxy to that effect.

    Each director will be elected to hold office until the next annual meeting of stockholders and until his successor is elected and qualified, or until his earlier death, resignation or removal. Each of the nominees has indicated his willingness to serve, if elected, but if a nominee should be unable to serve, the proxies may be voted for a substitute nominee designated by management.

    Joseph B. Lassiter III, who served as a director of the Company since 1997, resigned during the year for personal reasons. We express our thanks to Mr. Lassiter for his years of service on the Board of Directors.

    Set forth below are the name and age of each nominee and the positions and offices held by him, his principal occupation and business experience during the past five years and the year of the commencement of his term as a director of the Company.

    SHELDON L. BLOCH, age 63, has been a director since April 2001. He was President and Chief Executive Officer of CompuCyte Corporation from 1991 to November 2001. He also served as President and Chief Operating Officer of Enzo Diagnostics from 1988 to 1990. Prior to that, he served for over ten years as Senior Vice President, Marketing & Business Development in the Clinical Assay Division of Baxter-Travenol. He was also a co-founder of Matritech, Inc.

    JEROME GOLDSTEIN, age 62, has been a director since 1981. He is a founder of the Company and has been Chairman of the Board of Directors, Chief Executive Officer and Treasurer since the Company's organization in November 1981.
Mr. Goldstein served as President of the Company from the Company's organization in November 1981 until June 1997 and was re-elected President in February 2001.

    MICHAEL D. LOBERG, PH.D., age 54, has been a director since 1997. He has been Chief Executive Officer of NitroMed, Inc. since September 1997. Prior to that, he served for twenty years in various senior management positions at Bristol-Myers Squibb, including President of Squibb Diagnostics, President of BMS Northern Europe and President of BMS Specialty Pharmaceuticals.

    EDWARD B. ROBERTS, PH.D., age 66, has been a director since 1982. He has been a Professor at the Sloan School at the Massachusetts Institute of Technology since 1961. He was a co-founder and the Chairman of Pugh-Roberts Associates, Inc., a management consulting firm that is now a division of PA Consulting Group, Inc. He is also a general partner of Zero Stage Capital Management, L.P., a venture capital limited partnership. He is also a director of Sohu.com Inc., Pegasystems Inc., Medical Information Technology, Inc. and NETsilicon, Inc.

    GEORGE M. WHITESIDES, PH.D., age 62, has been a director since 1981. He has been a Professor of Chemistry at Harvard University since July 1982. He is a former director of Dexter Corporation, a manufacturer of specialty material products, and Life Technologies, Inc., a supplier of products used in life sciences research and the commercial manufacture of genetically engineered products. He is currently a director of Advanced Medicine, Inc., a development-stage pharmaceutical company, Surface Logix, Inc., a developer of bioanalytic devices, and EMLogix, Inc., a company engaged in technology development for microelectronics and photonics.

               INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

                             THE BOARD OF DIRECTORS

HOW OFTEN DID THE BOARD MEET IN FISCAL YEAR 2001?

    The Board of Directors met four times during the fiscal year ended September 30, 2001. Each director attended at least 75% of the meetings of the Board and of the Committees on which he served.

WHAT COMMITTEES HAS THE BOARD ESTABLISHED?

    Under the Company's by-laws, the Board of Directors may designate committees composed of members of the Board to exercise the power and authority of the Board in the management of the business and affairs of the Company, subject to limitations imposed by law. The Board of Directors has a standing Audit Committee, composed of Sheldon L. Bloch, Michael D. Loberg, and Edward B. Roberts. The Audit Committee oversees the financial controls and practices of the Company and the performance and independence of its independent accountants and reviews the Company's financial statements. The Audit Committee conducted three formal meetings apart from Board of Directors meetings and acted once by Written Consent during the fiscal year ended September 30, 2001. In accordance with the rules and regulations of the Securities and Exchange Commission and the American Stock Exchange, the Audit Committee Report can be found on page 13 hereof.

    The Board of Directors does not have standing nomination or compensation committees or committees performing similar functions.

HOW ARE THE COMPANY'S DIRECTORS COMPENSATED?

    During the fiscal year ended September 30, 2001, directors received no cash compensation for their services as directors, except for reimbursement of expenses incurred in connection with attending meetings.

    Under the terms of the Company's 1992 Director Plan, (i) each person who was a member of the Company's Board of Directors on November 5, 1991, and who was not an employee or an officer of the Company, was automatically granted on November 5, 1991 and November 5, 1996 an option to purchase 5,000 shares of the Company's Common Stock and (ii) each person who becomes a member of the Board of Directors after November 5, 1991 and who is not an employee or an officer of the Company is automatically granted an option to purchase 5,000 shares of the Company's Common Stock as of the date of such person's election to the Board of Directors and will receive an option to purchase an additional 5,000 shares on each successive fifth anniversary of such date if he or she is then a member of the Board of Directors. The exercise price of options granted under the 1992 Director Plan is the fair market value of the Company's Common Stock on the date the option is granted (subject to adjustment for any dividend, stock split or other relevant change in the Company's capitalization). Each option granted under the 1992 Director Plan first becomes exercisable with respect to 20% of the shares subject to such option on the day preceding each annual anniversary of the date of grant, until the option is exercisable with respect to all of the shares subject thereto; provided that the vesting of options on each annual vesting date is conditioned, with limited exceptions, upon the optionee having continuously served as a member of the Board of Directors through such date. No grants may be made under the 1992 Director Plan after November 4, 2001.

    Under the terms of the Company's 1993 Director Plan, (i) each person who was a member of the Company's Board of Directors on November 10, 1992, and who was not an employee or an officer of the Company, was automatically granted on November 10, 1992 and November 10, 1998 an option to purchase 5,000 shares of the Company's Common Stock and (ii) each person who becomes a member of the Board of Directors after November 10, 1992 and who is not an employee or an officer of the Company is automatically granted an option to purchase 5,000 shares of the Company's Common Stock as of the date of such person's election to the Board of Directors and will receive an option to purchase an additional 5,000 shares on each successive sixth anniversary of such date if he or she is then a member of the Board of Directors. The exercise price of options granted under the 1993 Director Plan is the fair market value of the Company's Common Stock on the date the option is granted (subject to adjustment for any dividend, stock split or other relevant change in the Company's capitalization). Each option granted under the 1993 Director Plan first becomes exercisable with respect to 20% of the shares subject to such option on the day preceding each annual anniversary of the date of grant, until the option is exercisable with respect to all of the shares subject thereto; provided that the vesting of options on each annual vesting date is conditioned, with limited exceptions, upon the optionee having continuously served as a member of the Board of Directors through such date. No grants may be made under the 1993 Director Plan after November 10, 2002.

    Directors are also eligible for option grants under the terms of the Company's 1993 Stock Plan and 2000 Stock Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by regulations of the Securities and Exchange Commission to furnish the Company with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the fiscal year ended September 30, 2001, and written representations from certain of its directors and executive officers, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended September 30, 2001.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    During fiscal year 2001, the Company paid approximately $73,737 to Fahnestock & Co. Inc. as commissions on transactions involving its investments in securities. Mr. Leslie Goldstein, a stockholder and former member of the Company's Board of Directors and the brother of Mr. Jerome Goldstein, was employed by SRG Associates, a division of Fahnestock & Co. Inc. as an investment analyst and advisor. During fiscal year 2001, the Company paid approximately $26,800 to the firm of White & McDermott, P.C. for its services as outside counsel to the Company. Ms. Rachel Goldstein Konforty, an associate of White & McDermott, P.C., is a stockholder of the Company and the daughter of Mr. Jerome Goldstein.

                               EXECUTIVE OFFICERS

WHO ARE THE COMPANY'S EXECUTIVE OFFICERS?

    Biographical information concerning the Company's executive officers can be found under the caption "Executive Officers of the Registrant" included in the Company's 2001 Annual Report on Form 10-K, which is incorporated by reference in this Proxy Statement.

HOW WERE THE COMPANY'S EXECUTIVE OFFICERS COMPENSATED IN FISCAL YEAR 2001?

SUMMARY OF EXECUTIVE COMPENSATION

    The following table sets forth the annual and long-term compensation of each of the Named Officers for each of the fiscal years ended September 30, 2001, 2000 and 1999:

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM COMPENSATION
                                                                                    AWARDS(2)
                                                        ANNUAL          ---------------------------------
                                                   COMPENSATION(1)        SECURITIES
                                                 --------------------     UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION                        YEAR     SALARY($)   OPTIONS/SARS(#)   COMPENSATION($)
---------------------------                      --------   ---------   ---------------   ---------------
Jerome Goldstein...............................    2001      272,886         20,000            2,000(3)
Chairman of the Board of Directors,                2000      251,266              0            2,000(3)
Chief Executive Officer, President                 1999      243,001         20,000           19,900(3)(4)
and Treasurer

Jerome M. Lewis, Ph.D..........................    2001      149,769         19,000            2,000(3)
Vice President of Scientific Operations            2000      130,535              0            2,000(3)
                                                   1999      126,471          5,000            2,000(3)

Paula M. Jacobs, Ph.D..........................    2001      144,373         19,000            2,000(3)
Vice President - Development                       2000      136,400              0            2,000(3)
                                                   1999      131,073          5,000            2,000(3)

Mark C. Roessel................................    2001      133,912         19,000            2,000(3)
Vice President of Regulatory Affairs               2000      120,595              0            2,000(3)
                                                   1999      121,011          5,000            2,000(3)

Leonard M. Baum(5).............................    2001      119,559              0            1,815(3)
Former President and                               2000      236,645              0            2,000(3)
Chief Operating Officer                            1999      212,759         10,000            2,000(3)

------------------------

(1) Excludes perquisites and other personal benefits, the aggregate annual amount of which for each officer was less than the lesser of $50,000 or 10% of the total salary and bonus reported.

(2) The Company did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts during the fiscal years ended September 30, 2001, 2000 and 1999.

(3) Represents amount contributed for the benefit of such individual to the Company's 401(k) plan.

(4) Includes $17,900 in premiums on a term life insurance policy related to coverage in the fiscal year ended September 30, 1999, in the event of the death of Mr. Goldstein and his wife to a trust for the benefit of their children.

(5) Represents the compensation information for Mr. Baum through the completion of his service as President and Chief Operating Officer on February 1, 2001.

OPTIONS GRANTS IN THE LAST FISCAL YEAR

    The following table sets forth grants to the Named Officers of stock options during the fiscal year ended September 30, 2001:

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR(1)

                                                 INDIVIDUAL GRANTS
                               -----------------------------------------------------
                                              PERCENT OF                                POTENTIAL REALIZABLE
                                NUMBER OF       TOTAL                                     VALUE AT ASSUMED
                               SECURITIES      OPTIONS/                                 ANNUAL RATES OF STOCK
                               UNDERLYING        SARS                                  PRICE APPRECIATION FOR
                                 OPTION/      GRANTED TO    EXERCISE OF                    OPTION TERM (2)
                                  SARS       EMPLOYEES IN   BASE PRICE    EXPIRATION   -----------------------
NAME                           GRANTED (#)   FISCAL YEAR      ($/SH)         DATE        5%($)        10%($)
----                           -----------   ------------   -----------   ----------   ----------   ----------
Jerome Goldstein.............    20,000(3)        8.0          3.3688       11/8/05      18,615       41,134

Jerome M. Lewis, Ph.D. ......    12,000(4)        4.8          3.0625       11/8/10      23,112       58,570
                                  4,000(4)        1.6          3.0500        5/1/11       7,673       19,444
                                  3,000(4)        1.2          4.7900        8/2/11       9,037       22,902

Paula M. Jacobs, Ph.D. ......    12,000(4)        4.8          3.0625       11/8/10      23,112       58,570
                                  4,000(4)        1.6          3.0500        5/1/11       7,673       19,444
                                  3,000(4)        1.2          4.7900        8/2/11       9,037       22,902

Mark C. Roessel..............    12,000(4)        4.8          3.0625       11/8/10      23,112       58,570
                                  4,000(4)        1.6          3.0500        5/1/11       7,673       19,444
                                  3,000(4)        1.2          4.7900        8/2/11       9,037       22,902

Leonard M. Baum..............            0          0                                         0            0

------------------------

(1) No stock appreciation rights ("SARs") were granted in the fiscal year ended September 30, 2001.

(2) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the Company's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Company's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

(3) Options granted under the Company's 1993 Stock Plan at an exercise price equal to 110% of the fair market value of the Company's Common Stock on the date of grant. The options have a term of five years from the date of grant and become exercisable as to 25% of the shares on each of the first four anniversaries of the date of grant until such options are fully exercisable.

(4) Options granted under the Company's 1993 Stock Plan at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. The options have a term of ten years from the date of grant and become exercisable as to 25% of the shares on each of the first four anniversaries of the date of grant until such options are fully exercisable.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

    The following table sets forth information with respect to options to purchase the Company's Common Stock held by each Named Officer, including (i) the number of shares of Common Stock purchased upon exercise of such options in fiscal 2001, (ii) the net value realized upon such exercise, (iii) the number of unexercised options outstanding at September 30, 2001 and (iv) the value of such unexercised options at September 30, 2001:

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                      SEPTEMBER 30, 2001 OPTION/SAR VALUES

                                                                  NUMBER OF
                                                            SECURITIES UNDERLYING            VALUE OF UNEXERCISED
                                                         UNEXERCISED OPTIONS/SARS AT     IN-THE-MONEY OPTIONS/SARS AT
                                SHARES        VALUE        SEPTEMBER 30, 2001 (#)          SEPTEMBER 30, 2001 ($)(2)
                             ACQUIRED ON     REALIZED   -----------------------------   -------------------------------
NAME                        EXERCISE(#)(1)     ($)       EXERCISABLE    UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
----                        --------------   --------   -------------   -------------   --------------   --------------
Jerome Goldstein..........          --            --        40,000          30,000              --               --
Leonard M. Baum...........          --            --        32,500           7,500              --               --
Paula M. Jacobs, Ph.D.....          --            --        12,250          21,500              --               --
Mark C. Roessel...........          --            --        12,250          21,500              --               --
Jerome M. Lewis, Ph.D.....          --            --        11,250          21,500              --               --

------------------------

(1) No stock options or stock appreciation rights were exercised by the Named Officers in the fiscal year ended September 30, 2001.

(2) All options held by the Named Officers have an exercise price of greater than the fair market value at September 30, 2001 of the Company's Common Stock ($3.01 per share as quoted on the American Stock Exchange on September 28, 2001, the last trading day of fiscal 2001), and, therefore, no such options are "in-the-money."

           REPORT ON EXECUTIVE COMPENSATION BY THE BOARD OF DIRECTORS

WHAT IS THE COMPANY'S EXECUTIVE COMPENSATION PHILOSOPHY?

    The Board of Directors of the Company is responsible for establishing and administering the Company's executive compensation programs. The Company's executive compensation policies rely on regular cash salaries and significant equity incentives in the form of stock options.

    Salaries of the five highest paid executives who served the Company during the fiscal year ended September 30, 2001 are listed on the Executive Compensation Summary table found on page 9. On an annual basis, the Board reviews the salaries of its executive officers and, while it is not required to, it may in its discretion increase the salaries. The Board has typically adjusted the compensation of each of the executives by the same percentage amount. The amount of the annual increases has historically reflected the Board's subjective assessment of the salary level necessary for the Company to remain at the approximate median in compensation levels when compared to other biopharmaceutical companies of comparable size and geographical location (which together comprise a subset of the Company's Peer Group Index referred to in the Stock Performance Graph below), and the Board's subjective judgment as to Company performance. In fiscal 2001, the Board determined the Company's performance primarily by reference to the progress of the Company's product development and marketing efforts, including the filing of an Investigational New Drug Exemption with the U. S. Food and Drug Administration for one of the Company's products in conjunction with the exploration of new market opportunities for the Company's core technology. The Board determined to grant the Named Officers the compensation disclosed in the Executive Compensation Summary table found on page 9.

    In order to align the interests of executives and other employees with stockholders and motivate them to work for the long-term growth of the Company, the Company provides significant stock option grants to its employees. Executives are typically considered every two years for stock option grants, and it is the Company's policy to weight total compensation heavily toward equity compensation through stock options. Options are generally granted at fair market value and become exercisable ratably over a four-year period. The actual number of stock options granted to executives is not determined pursuant to any formula, but rather they are awarded subjectively by the Board in its discretion. The Board determined to grant the Named Officers the number of options disclosed in the Option Grants in Last Fiscal Year table found on page 10.

HOW WAS THE COMPANY'S CHIEF EXECUTIVE OFFICER COMPENSATED IN FISCAL YEAR 2001?

    The compensation of the Chief Executive Officer has typically been adjusted annually by the same percentage as the average percentage increase for all of the Company's employees. In exercising its discretion, the Board takes into consideration, among other things, the Company's progress in achieving the goals of the Board of Directors (focusing in recent periods on the Company's product development, clinical trial progress and marketing strategies), and the compensation packages of executive officers of comparable companies of similar size in the biopharmaceutical industry.

    As a result of the Company's performance and his individual contribution, Jerome Goldstein was awarded the amounts reflected in the Executive Compensation Summary table on page 9 in fiscal 2001.

         Members of the Board of Directors of Advanced Magnetics, Inc.

Sheldon L. Bloch       Edward B. Roberts
Jerome Goldstein       George M.Whitesides
Michael D. Loberg

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Company does not have a Compensation Committee. The Board of Directors was responsible for determining compensation of executive officers of the Company. During the fiscal year ended September 30, 2001, Jerome Goldstein, the Company's Chairman of the Board of Directors, Chief Executive Officer, President and Treasurer, participated in the establishment and administration of the Company's executive compensation programs. Mr. Goldstein abstained from voting with respect to decisions concerning his compensation as an executive officer of the Company.

    Mr. Jerome Goldstein, an executive officer of the Company, served as a director of CompuCyte Corporation until September 2001. Mr. Sheldon L. Bloch, an executive officer of CompuCyte Corporation until November 2001, joined the Company's Board of Directors in April 2001.

                             AUDIT COMMITTEE REPORT

    The Audit Committee is composed of Sheldon L. Bloch, Michael D. Loberg and Edward B. Roberts. No member of the Audit Committee is an officer or employee of the Company, and aside from being a director of the Company, each is otherwise independent of the Company (as independence is defined in the American Stock Exchange's listing standards). In addition, each of the members of the Audit Committee is financially literate, including at least one member who has accounting or financial employment experience or other comparable experience or background, as required by the American Stock Exchange. The Audit Committee operates under a written charter adopted by the Board of Directors.

    The Audit Committee has reviewed the audited financial statements of the Company at September 30, 2001, and September 30, 2000 and for each of the three years ended September 30, 2001, and has discussed them with both management and PricewaterhouseCoopers LLP, the Company's independent accountants. The Audit Committee has reviewed with the independent accountants, who are responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles, their judgments as to matters related to the conduct of the audit of the Company's financial statements and such other matters as are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61, "Communications with Audit Committees," as currently in effect. The Audit Committee has met with the independent accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," as currently in effect, and has discussed with PricewaterhouseCoopers LLP that firm's independence from management and the Company and considered the compatibility of the accountants' provision of information technology services and other non-audit services with maintaining the accountants' independence.

    In reliance on the reviews and discussions referred to above, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2001 for filing with the Securities and Exchange Commission.

     Audit Committee of the Board of Directors of Advanced Magnetics, Inc.

                                    Sheldon L. Bloch
                                    Michael D. Loberg
                                    Edward B. Roberts

                            STOCK PERFORMANCE GRAPH

    The following graph compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock during the five fiscal years ended September 30, 2001 with the cumulative total return on the American Stock Exchange Market Value Index and the Company's Peer Group based on SIC Code 2834 (pharmaceutical preparations). The comparisons assume $100 was invested on October 1, 1996 in the Company's Common Stock in the American Stock Exchange Market Value Index and with the Company's Peer Group and assumes reinvestment of dividends, if any.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Dollars

                           1996    197     1998    1999    2000    2001
ADVANCED MAGNETICS, INC.  100.00   64.29   45.11   18.80   22.56   18.11
SIC CODE INDEX            100.00  142.08  188.39  193.07  243.30  224.83
AMEX MARKET INDEX         100.00  121.60  106.22  123.70  147.94   81.00

    The stock price performance shown on the graph is not necessarily indicative of future price performance. Information used in the graph was obtained from Media General Financial Services, a source the Company believes is reliable. However, the Company is not responsible for any errors or omissions in such information.

    The information contained in the Audit Committee Report, the Report on Executive Compensation of the Board of Directors and the Stock Performance Graph above shall not be deemed to be "soliciting material" or "filed" with the Securities and Exchange Commission, or deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or any filing under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates this information by reference into any such filing, and will not otherwise be deemed incorporated by reference into any other filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has selected the firm of PricewaterhouseCoopers LLP, as the Company's independent accountants for the 2002 fiscal year. PricewaterhouseCoopers LLP has served as the Company's independent accountants since the Company's inception. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

    The fees billed during the 2001 fiscal year by PricewaterhouseCoopers LLP for services provided to the Company were as follows:

AUDIT FEES

    PricewaterhouseCoopers LLP billed Advanced Magnetics in fiscal 2001 an aggregate of approximately $64,000 for professional services rendered for the audit of the Company's annual financial statements and the reviews of the financial statements included in the Company's Forms 10-Q.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    PricewaterhouseCoopers LLP did not provide Advanced Magnetics with any professional services in connection with Financial Information Systems Design and Implementation.

ALL OTHER FEES

    For the 2001 fiscal year, PricewaterhouseCoopers LLP billed Advanced Magnetics approximately $27,560 for other non-audit activities. Non-audit services generally include fees for tax advice and consultation.

                                          By Order of the Board of Directors

                                          MARLENE KAPLAN GOLDSTEIN,
                                          SECRETARY

    THE BOARD OF DIRECTORS WELCOMES STOCKHOLDERS WHO WISH TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES BY PROVIDING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY REVOKING THEIR PRIOR PROXY.

                            ADVANCED MAGNETICS, INC.

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD FEBRUARY 5, 2002

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


P        The undersigned, revoking all prior proxies, hereby appoint(s) Jerome
     Goldstein and Edward B. Roberts, and each of them, with full power of
R substitution, as proxies to represent and vote as designated herein, all shares of stock of Advanced Magnetics, Inc. (the "Company") which the
O undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the offices of the
X Company, 61 Mooney Street, Cambridge, Massachusetts 02138, on Tuesday, February 5, 2002 at 10:00 a.m., local time, and at any adjournment thereof.
Y

         IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS PROPERLY MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

         This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND AUTHORITY WILL BE DEEMED GRANTED UNDER ITEM 2. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

                                                                   ------------
         CONTINUED AND TO BE SIGNED ON REVERSE SIDE                SEE REVERSE
                                                                       SIDE
                                                                   ------------
/X/      PLEASE MARK VOTES AS IN THIS EXAMPLE.

1. Election of Directors - To elect five members to the Board of Directors to serve until the next Annual Meeting of Stockholders and until their successors have been elected and qualified.

           FOR                                        NOMINEES:
      all nominees             WITHHOLD                    SHELDON L. BLOCH
     listed at right          AUTHORITY*                   JEROME GOLDSTEIN
           [ ]                   [ ]                       MICHAEL D. LOBERG
                                                           EDWARD B. ROBERTS
                                                           GEORGE M. WHITESIDES

*Instruction: To withhold authority to vote for one or more of the nominees listed at right, mark the "WITHHOLD AUTHORITY" box and write the nominee(s) name(s) in the space provided below.

2.   To transact such other business as may properly come before the Annual
     Meeting.

[ ]  Mark here if you plan to attend the Annual Meeting

[ ]  Mark here for address change and note at left

Sign as name appears. Joint owners must both sign. Attorney, executor, administrator, trustee or guardian must give title. A corporation or partnership must sign its name by authorized person.

Signature: _________________________Date:_____________

Signature: _________________________Date:_____________